SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of Earliest Event Reported): February 20, 2001
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                              STARBASE CORPORATION
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             (Exact name of registrant as specified in its charter)



              Delaware                     0-25612              33-0567363
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     (State or other jurisdiction        (Commission          (I.R.S. Employer
           of incorporation)             File Number)        Identification No.)


       4 Hutton Centre Drive, Suite 800, Santa Ana, California 92707-8713
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          (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (714) 445-4400
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                                 Not Applicable
                                 --------------
           Former name or former address, if changed since last report



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 20, 2001, the Registrant completed the acquisition of all of the outstanding capital stock of worldweb.net, Inc., a Delaware corporation ("worldweb"). A copy of a press release dated February 12, 2001 announcing the entering into of the Merger Agreement (as defined below) is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

         Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of February 11, 2001, by and among the Registrant, World Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Registrant ("Merger Subsidiary"), and worldweb, Merger Subsidiary was merged with and into worldweb (the "Merger"). As a result of the Merger, worldweb became a wholly-owned subsidiary of the Registrant.

         At the effective time of the Merger (the "Effective Time") all of the shares of worldweb's common stock issued and outstanding immediately prior to the Effective Time were converted into the right to receive $0.03 in cash per share, for an aggregate cash consideration of approximately $557,000. In addition, at the Effective Time 8,300,000 shares of the Registrant's common stock (the "Shares") were issued as follows: (i) 51,856 and 5,910,926 shares were issued as consideration for all of the shares of worldweb's Series A Preferred Stock and Series B Preferred Stock, respectively, issued and outstanding immediately prior to the Effective Time, (ii) 1,271,360 shares were issued as consideration for the payment of worldweb's outstanding notes, and
(iii) 1,065,858 shares were issued as consideration for the assumption of certain liabilities of worldweb by another entity.

         Of the total shares of the Registrant's common stock issued to worldweb's preferred stockholders, 2,086,974 shares (the "Escrow Shares") are held in escrow for a period of fourteen months from the Effective Time pursuant to an Indemnity Escrow Agreement (the "Escrow Agreement") dated as of February 11, 2001, by and among WorldWeb Investors, LLC, a Delaware limited liability company (the "LLC"), the Registrant and Greater Bay Trust Company to secure certain indemnification obligations of worldweb and the LLC in favor of the Registrant under the Merger Agreement. The Escrow Shares will be released from escrow only in accordance with the terms and conditions set forth in the Escrow Agreement.

         The aggregate consideration paid by the Registrant in the Merger was determined by arm's-length negotiations.

         In connection with the Merger, the Registrant entered into a Registration Rights Agreement with the LLC (the "Registration Rights Agreement") pursuant to which, among other things, the Registrant agreed to use its best efforts to file with the Securities and Exchange Commission, on or before 60 days from the Effective Time, a registration statement on Form S-3 (or, if the Registrant is not then eligible to use Form S-3, on another appropriate form in accordance with the provisions of the Registration Rights Agreement) for the resale of the Shares ("Registrable Securities") on a continuing basis for the Effectiveness Period (as defined in the

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Registration Rights Agreement). The Registrant also granted to the LLC certain
"piggyback" registration rights with respect to underwritten offerings to be made by the Registrant and securities offerings for resale during such period. Under the Registration Rights Agreement holders of Registrable Securities may not sell or otherwise transfer their Registrable Securities (the "Lock-Up") over a 24-month period commencing at the Effective Time (the "Lock-Up Period"). The Registrable Securities are to be released from the Lock-Up in 24 equal monthly installments over the Lock-Up Period.

         The description of each of the Merger Agreement and the Registration Rights Agreement above is qualified in its entirety by reference to such documents, which are attached to this current report on Form 8-K as Exhibit 2.1 and 2.2, respectively, and are incorporated by reference herein.


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ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a)      Financial Statements of the Business Acquired.
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             Audited financial statements relating to the acquisition will be filed by amendment within 60 days of the date this Report was required to be filed.

    (b)      Pro Forma Financial Information and Exhibits.
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             Pro Forma financial information relating to the acquisition will be filed by amendment within 60 days of the date this report was required to be filed.

    (c)      Exhibits

       Exhibit
         No.                         Description
         ---                         -----------

         2.1 Agreement and Plan of Merger dated as of February 11, 2001 by and among the Registrant, the Merger Subsidiary and worldweb.


         2.2 Registration Rights Agreement dated as of February 20, 2001 by and among the Registrant and the LLC.

         99.1     Press release of the Registrant dated February 12, 2001.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 6, 2001
                                             STARBASE CORPORATION


                                             By: /s/  Douglas S. Norman
                                                ------------------------------
                                                     Douglas S. Norman
                                                     Chief Financial Officer


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                                  EXHIBIT INDEX

       Exhibit
         No.                            Description
         ---                            -----------

         2.1 Form of Agreement and Plan of Merger dated as of February 11, 2001 by and among the Registrant, the Merger Subsidiary and worldweb.

         2.2 Registration Rights Agreement dated as of February 20, 2001 by and among the Registrant and the LLC.

         99.1     Press release of the Registrant dated February 12, 2001.